NorthWestern                                                        EXHIBIT 99.1
Corporation





                                                                    News Release
                                                                       NYSE: NOR

Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

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               NORTHWESTERN CORPORATION PRESIDENT AND COO RESIGNS

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SIOUX FALLS, SD - April 30, 2003 - NorthWestern Corporation (NYSE: NOR) today announced that President and Chief Operating Officer Richard R. Hylland has resigned, effective at the end of business on April 30, 2003. Mr. Hylland remains a director of NorthWestern.

In connection with his resignation, Mr. Hylland asserted that there has been a fundamental change in connection with his employment under his employment agreement. NorthWestern disputes such assertion and will defend any related claims made by Mr. Hylland. The process relating to the previously announced evaluation of Mr. Hylland's performance and conduct in connection with the management of the Company and its subsidiaries by a Special Committee of NorthWestern's Board of Directors is continuing.

About NorthWestern
NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 595,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a provider of networked communications and data services and solutions to mid-sized businesses nationwide; and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

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